Exhibit 99.1



                         MEDCATH INCORPORATED ANNOUNCES
                             SECOND QUARTER RESULTS


Second Quarter Highlights:

         Second quarter EPS of $0.18 with record net revenue and net income Arkansas Heart Hospital receives Medicare certification and opened on March 3
         McAllen Heart Hospital signed 13 agreements to date with Preferred Provider Organizations (PPOs) which cover over 200,000 lives; Arkansas Heart Hospital signed four agreements with PPOs covering over 235,000 lives
         Financing commitment obtained for the Arizona Heart Hospital

Charlotte,   North   Carolina   (April  22,   1997)  --   MedCath   Incorporated
(Nasdaq/NM:MCTH) today announced financial results for the second quarter ended March 31, 1997.

         Net revenue for the second quarter ended March 31, 1997, increased 55% to $26.7 million compared with $17.3 million for the same period in 1996. Net income for the second quarter ended March 31, 1997, increased 61% to $2.1 million compared with $1.3 million for the same period in 1996. Net income per share for the second quarter ended March 31, 1997, increased to $0.18 on 11.7 million shares compared with $0.14 on 9.1 million shares for the same period in 1996.

         For the six months ended March 31, 1997, net revenue increased 74% to $49.6 million compared with $28.5 million for the same period in 1996. Net income for the six months ended March 31, 1996, increased 52% to $3.9 million compared with $2.5 million for the same period in 1996. Net income per share for the six months ended March 31, 1996, increased to $0.33 per share on 11.7 million shares compared with $0.28 per share on 9.1 million shares for the same period in 1996.

         Stephen R. Puckett, president of MedCath said, "We are very pleased with our strong financial performance, which reached record levels during the quarter. Profitability for the McAllen Heart Hospital in McAllen, Texas, exceeded levels achieved in the first quarter, and we continued to achieve what we believe is a dominant cardiac market share. To date, the McAllen Hospital has signed 13 agreements with Preferred Provider Organizations (PPOs) which cover over 200,000 lives.

         "In addition, we are very pleased with the early operating results at Arkansas Heart Hospital, which opened ahead of schedule. The Arkansas Department of Health completed its inspection of the hospital on March 3, 1997, and all conditions of compliance regarding Medicare regulations were met without exception. Thus far, the Arkansas Heart Hospital has signed four agreements with PPOs which cover over 235,000 lives. We are very excited about the PPO contracts signed by our two heart hospitals and feel that this further validates our strategy of providing low cost, high quality cardiac care.

         "In March, we obtained a commitment from NationsBank, Charlotte, North Carolina, to provide financing for the land acquisition and construction of the Arizona Heart Hospital. We are excited to have established this relationship as it should provide us with more favorable terms and greater flexibility to finance our heart hospitals. We expect to complete the transaction in the third quarter."

         In closing, Mr. Puckett said, "We are pleased with the results we have achieved in the first half of our fiscal year. Including the Arizona Heart Hospital in Phoenix, Arizona, which we announced in January 1997, we now have two heart hospitals in operation and four in various stages of development. We are dramatically expanding our base of knowledge as a result of opening and operating these facilities, and as we learn, we improve. In addition, our optimistic outlook for the remainder of our fiscal year is supported by the strong contributions of MedCath's Practice Management Division and Diagnostics Division. These two divisions are both profitable, generate strong cash flow, and support, in large measure, the ongoing development efforts of our heart hospital strategy."

         Statements contained in this press release which are not historical facts may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include construction and development risks associated with heart hospitals; operating losses and negative cash flows during the initial operation of heart hospitals; dependence on physician relationships; dependence on long-term management contracts; fluctuations in quarterly operating results from seasonality, population shifts and other factors; dependence on key management; as well as other risks detailed in the Company's filings with the Securities and Exchange Commission.

         MedCath Incorporated is a provider of cardiology and cardiovascular services through the operation of specialized facilities and the management of physician practices. The Company operates two specialty heart hospitals and has four additional heart hospitals under development, manages three medical practices comprised of a total of 76 physicians, manages fixed-site cardiac diagnostic and therapeutic centers, and owns and operates mobile cardiac catheterization laboratories serving networks of hospitals.

                              MEDCATH INCORPORATED
                              Financial Highlights

                                                      Three Months Ended                  Six Months Ended
                                                           March 31,                          March 31,
                                               --------------------------------------------------------------------
                                                    1997              1996             1997              1996
-------------------------------------------------------------------------------------------------------------------
Net revenue                                    $    26,709,491  $     17,283,929  $    49,563,944  $     28,492,562
    Operating expenses                             (22,805,218)      (14,630,488)     (42,138,464)      (23,476,100)
                                                   ------------     -------------     -----------       -----------

Income from operations                               3,904,273         2,653,441        7,425,480         5,016,462

Income before income taxes                           3,381,765         2,170,721        6,305,525         4,214,338
    Provision for income taxes                      (1,284,454)         (868,288)      (2,453,958)       (1,685,735)
                                                   ------------      ------------     ------------      -----------

Net income                                     $     2,097,311  $      1,302,433  $     3,851,567  $      2,528,603
                                               ====================================================================

Net income per common and
   common equivalent share                     $          0.18  $           0.14  $          0.33  $           0.28
                                               ====================================================================

Weighted average number
    of shares outstanding                           11,664,220         9,132,538       11,666,776         9,061,070
                                               ====================================================================


                                                                                     March 31,       September 30,
                                                                                       1997              1996
-------------------------------------------------------------------------------------------------------------------
Cash and short-term investments                                                   $    48,444,195  $     61,693,549

Working capital                                                                   $    57,138,224  $     65,809,625

Total assets                                                                      $   224,381,120  $    181,920,718

Long-term debt and capital leases, excluding current maturities                   $    76,334,370  $     45,895,438

Shareholders' equity                                                              $   124,186,657  $    120,245,093

                                                                     Page 6 of 6